EXHIBIT (5)

                             CHARLES W. LUTTER, JR.
                          -----------------------------
                          ATTORNEY AND COUNSELOR AT LAW
                                 103 CANYON OAKS
                              SAN ANTONIO, TX 78232
                                        *
                            Telephone: (210) 496-5438
                         Taxpayer ID Number: ###-##-####

February 6, 1996

Board of Directors
United Services Advisors, Inc.
7900 Callaghan Road
San Antonio, Texas 78229

Dear Sirs:

     I am familiar with the corporate proceedings taken and proposed to be taken by United Services Advisors, Inc., a Texas corporation (the "Company"), in connection with its preferred shares, $ .05 par value (the "Preferred Stock"). I have examined the Registration Statement on Form S-3 (the "Registration
Statement") being filed by the Company with the Securities and Exchange Commission with respect to a proposed offering of Preferred Stock by a holder of Preferred Stock (the "Selling Stockholder"). In connection therewith I have examined such records and documents as deemed necessary in order to express the legal opinions set forth below.

     Based upon the foregoing, it is my opinion that:

     1. The Company is a validly organized and existing corporation in good standing under the laws of the State of Texas, the state in which it is incorporated and has its principal place of business; and

     2. The shares of the Preferred Stock to be delivered by the Selling Stockholder against the purchase price therefor as specified in the Registration Statement, when it shall become effective, were validly issued, fully paid and non-assessable.

     I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the prospectus which forms a part thereof. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or regulations of the Commission thereunder.

     I am delivering this opinion to the Company, and no person other than the Company may rely upon it.

                                   Sincerely,

                                   Charles W. Lutter, Jr.

CWL:kle